Exhibit 99.1

Summary Compensation Table

Crosstex Energy, L.P. does not directly employ any of the persons responsible for managing its business.  The term “our” is used herein as an abbreviated reference to Crosstex Energy, L.P.   Crosstex Energy GP, LLC, our general partner, manages our operations and activities, and its board of directors and officers make decisions on our behalf.  The following table sets forth certain compensation information for our named executive officers, each of which is employed by Crosstex Energy GP, LLC.  Our named executive officers also serve as officers of Crosstex Energy, Inc. and the compensation of the named executive officers in the table below reflects total compensation for services to all Crosstex entities.

							Change in Pension
						Non-Equity Incentive	value and Nonqualified Deferred
				Stock	Option	Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation		Total
Principal Position	Year	($)	($)(1)	($)(2)	($)	($)	($)	($)		($)
Barry E. Davis	2012	500,000	406,250	1,333,787	—	—	—	257,496	(3)	2,497,533
President and	2011	460,000	545,882	1,418,773	—	—	—	195,958		2,620,613
Chief Executive Officer	2010	435,000	427,970	—	—	—	—	71,725		934,695

William W. Davis	2012	385,000	225,225	800,272	—	—	—	185,462	(4)	1,595,959
Executive Vice President and	2011	352,692	376,675	917,837	—	—	—	151,644		1,798,848
Chief Operating Officer	2010	330,000	280,315	—	—	—	—	63,083		673,398

Joe A. Davis	2012	335,000	230,000	640,212	—	—	—	156,960	(5)	1,362,172
Executive Vice President and	2011	315,000	242,992	620,948	—	—	—	145,004		1,323,944
General Counsel	2010	300,000	254,832	—	—	—	—	62,181		617,013

Michael J. Garberding	2012	290,000	230,000	640,212	—	—	—	138,874	(6)	1,299,086
Executive Vice President and	2011	256,538	197,894	848,713	—	—	—	88,124		1,391,269
Chief Financial Officer	2010	225,385	106,084	240,157	—	—	—	31,811		603,437

Stan Golemon	2012	275,000	89,375	533,515	—	—	—	99,281	(7)	997,171
Senior Vice President	2011	249,615	124,808	445,253	—	—	—	80,363		900,039
	2010	230,000	111,412	—	—	—	—	32,023		373,435

(1)             Bonuses include all payments made under the Annual Bonus Plan. For 2012, the named executive officers received bonuses in the form of stock awards that immediately vest. The amounts shown for 2012 represent the grant date fair value of awards computed in accordance with FASB ASC 718.  Such awards were allocated 50% in restricted units of Crosstex Energy, L.P. and 50% in restricted stock of Crosstex Energy, Inc. with a fair market value of $17.56 per unit and $16.94 per share, respectively. See “Bonus Awards” in our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission on March 1, 2013 (the “Original Filing”).

(2)             The amounts shown represent the grant date fair value of awards computed in accordance with FASB ASC 718. See Note 9 to our audited financial statements included in Item 8 of the Original Filing for the assumptions made in our valuation of such awards.

(3)             Amount of all other compensation for Mr. Barry Davis includes professional organization and social club dues, a matching 401(k) contribution of $22,500, distributions on restricted units and performance units of Crosstex Energy, L.P. in the amount $157,448 in 2012, and dividends on restricted stock and performance shares of Crosstex Energy, Inc. in the amount of $75,139 in 2012.

(4)             Amount of all other compensation for Mr. William Davis includes professional organization and social club dues, a matching 401(k) contribution of $22,500 distributions on restricted units and performance units of Crosstex Energy, L.P. in the amount of $109,638 in 2012 and dividends on restricted stock and performance shares of Crosstex Energy, Inc. in the amount of $50,914 in 2012.

(5)             Amount of all other compensation for Mr. Joe Davis includes professional organization and social club dues, a matching 401(k) contribution of $21,519, distributions on restricted units and performance units of Crosstex Energy, L.P. in the amount of $91,576 in 2012, and dividends on restricted stock and performance shares of Crosstex Energy, Inc. in the amount of $41,456 in 2012.

(6)             Amount of all other compensation for Mr. Michael Garberding includes professional organization and social club dues, a matching 401(k) contribution of $17,000, distributions on restricted units of Crosstex Energy, L.P. in the amount of $80,058 in 2012, and dividends on restricted stock of Crosstex Energy, Inc. in the amount of $39,406 in 2012.

(7)             Amount of all other compensation for Mr. Stan Golemon includes a matching 401(k) contribution of $15,104, distributions on restricted units of Crosstex Energy, L.P. in the amount of $57,385 in 2012, and dividends on restricted stock of Crosstex Energy, Inc. in the amount of $26,793 in 2012.